LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                BAL/RIVGAM L.L.C.










                                   dated as of

                                 March 25, 1997

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                BAL/RIVGAM L.L.C.


                  This LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") of Bal/Rivgam L.L.C. (the "Company") is entered into as of March 25, 1997, by and between James Balitsos, 19 Spectacle Lane, Walton, Connecticut, 06897 (the "Managing Member") and Rivgam Communicators, L.L.C., a Delaware limited liability company ( "Rivgam"). The Managing Member and Rivgam are herein referred to individually as a "Member" and collectively as its "Members."

                  WHEREAS, the Members intend to form a limited liability company pursuant to the Delaware Limited Liability Company Act (the "Delaware Act") by filing a Certificate of Formation of the Company (the "Certificate") with the office of the Secretary of State of Delaware and entering into this Agreement to acquire wireless communications services ("WCS") Licenses pursuant to the WCS Auction; and

                  WHEREAS, the Members are willing to invest in the Company only for the purposes of the Company acquiring and operating WCS Licenses in the WCS Auction.

                  NOW THEREFORE, in consideration of the several covenants and agreements herein made and intending to be legally bound, the Members hereby agree as follows:

1.       DEFINITIONS.

The following terms, as used herein, shall have the following meanings.

                  "Additional  Members"  shall  have the  meaning  specified  in
Section 7.9 hereof.

                  "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                  (i)      Add to such Capital Account the following items:

                           (a)      The  amount,  if any,  that  such  Member is
obligated to contribute to the Company upon liquidation of such Member's Interest; and

                           (b)      The amount that such Member is  obligated to
restore or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and


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                  (ii)     Subtract  from such  Capital  Account  such  Member's
share of the items described in Regulations Section 1.704-l(b)(2)(ii)(d)(4), (5) and (6).

                  The foregoing  definition of Adjusted  Capital Account Deficit
is   intended   to  comply   with  the   provisions   of   Regulations   Section
1.704(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  "Affiliate," with respect to any specified Person, shall mean any Person that (i) directly or indirectly, Controls, or has the power to Control, such specified Person, (ii) is directly or indirectly Controlled by such specified Person, (iii) is directly or indirectly Controlled by any other Person that Controls such specified Person, (iv) has any "identity of interest" with such specified Person within the meaning of Section 27.210(d)(3) of the FCC Rules or (v) is otherwise deemed to be an Affiliate of such specified Person within the meaning of Section 27.210(d)of the FCC Rules.

                  "Affiliation Agreement" shall mean any agreement between the Company and any Person providing for the affiliation or collaboration between the Company and such Person with respect to the development or provision of any WCS Service or the construction or development of any WCS System.

                  "Assignee" means any person to whom a member (or assignee thereof) transfers all or any part of its interest in the Company.

                  "Capital  Account" shall have the meaning specified in Section
4.2 hereof.

                  "Certificate" shall have the meaning specified in Section 2.1 hereof.

                  "Code" shall have the meaning specified in Section 4.6 hereof.

                  "Communications Act" shall mean the Communications Act of 1934, as amended from time to time.

                  "Company Business" shall have the meaning specified in Section
2.3 hereof.

                  "Company  Committee"  shall  have  the  meaning  specified  in
Section 6.2 hereof.

                  "Company Minimum Gain" shall have the meaning set forth in Regulations Section 1.704-2(b)(2) and 1.704-2(d) for the phrase "partnership minimum gain."

                  "Control" of any specified Person shall mean the power or right, directly or indirectly, to direct the management and/or business affairs of such specified Person, whether through the ownership of voting securities, or other similar ownership interests, of such specified Person, the power to designate members of the board of directors or similar governing body of such specified Person, the exercise or existence of contractual rights or business relationships, the occupancy of


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director,  officer or key  employee  positions,  the  combination  of any of the foregoing factors or otherwise. For the purposes hereof, every business concern is considered to have one or more Parties who directly or indirectly "Control" or have the power to "Control" such business concern, and "Control" may be either affirmative or negative.

                  "Expenses Agreement" shall mean the Expenses Agreement dated as of the date hereof among the Company and Rivgam.

                  "FCC" shall mean the Federal Communications Commission.

                  "FCC Rules" means the rules, regulations, and published policies of the FCC, as the same may be amended, modified or supplemented from time to time.

                  "Gross Revenues" of any Person for any period shall mean all revenue received by such Person or its predecessor in interest for such period, whether earned or passive, before any deductions are made for the cost of doing business (e.g., of goods sold).

                  "Incapacity" means the entry of an order of incompetence or of insanity, or the death, dissolution, bankruptcy (as defined in the Act) or termination (other than by merger or consolidation) of any Person. Incapacitated shall have the correlative meaning.

                  "Initial   Capital   Contribution"   shall  have  the  meaning
specified in Section 4.1 hereof.

                  "Initial Member Loan Agreement" shall mean that certain Loan Agreement expected to be entered into prior to the WCS Auction by and between Rivgam (as Lender) and the Company (as Borrower).

                  "Majority of Remaining Members" means Members other than the Incapacitated Member owning (a) a majority of the profits interests in the Company held by all Members other than the Incapacitated Member, determined and allocated based on any reasonable estimate of profits from the relevant date of profits under the Agreement as it is in effect on the relevant date, and (b) a majority of the capital interests in the Company, determined as of the relevant date under the Agreement, owned by all the Members other than the Incapacitated Member.

                  "Majority Vote" shall mean at least the 51% affirmative vote of the Company Committee.

                  "Member Minimum Gain" shall mean gain attributable to Member Nonrecourse Debt determined in accordance with Regulations Section 1.704-2(i) with respect to "partner minimum gain."

                  "Member Nonrecourse Debt" shall have the meaning set forth in Regulations Section 1.704-2(b)(4) for the phrase "partner nonrecourse debt."


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

                  "Member Nonrecourse Deduction" shall have the meaning set forth in Regulations Section 1.704-2(i)(2) for the phrase "partner nonrecourse deduction."

                  "Nonrecourse Deductions" shall have the meaning set forth in Regulations Section 1.704-2(b)(1) and 1.704-2(c).

                  "Percentage Interest" of each Member shall mean the percentage set forth opposite such Member's name on Schedule A attached hereto as it may be modified or supplemented from time to time.

                  "Person" shall mean any individual, partnership, corporation, joint venture, trust, estate, association, foundation, fund, governmental unit or other entity.

                  "Profits" or "Losses" for each fiscal year of the Company shall mean the taxable income or loss, respectively, of the Company for such fiscal year determined in accordance with Section 703(a) of the Code (including for this purpose all items of income, gain, loss or deduction required to be separately stated pursuant to Section 703(a)(1) of the Code), adjusted as required by the Regulations under Section 704(b) of the Code (including, without limitation, adjustments (i) to include tax-exempt income, (ii) to include expenditures described in Section 705(a)(2)(B) of the Code or items treated as such expenditures pursuant to Section 1.704-l(b)(2)(iv)(i) of the Regulations,
(iii) to reflect revaluations of Partnership property described in Section 4.2(c) hereof and (iv) to exclude items of income, gain, loss or deduction specially allocated pursuant to Sections 4.4(a)(1), 4.4(b) and 4.4(d). In the event of a revaluation of Company property described in Section 4.2(c) hereof, "Profits" and "Losses" of the Company shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g).

                  "Regulations" shall have the meaning specified in Section 4.2 hereof.

                  "Regulatory  Allocations"  shall have the meaning specified in
Section 4.4 hereof.

                  "Related Party Transaction" shall mean any transaction or agreement between the Company and any Member or any Affiliate of, or the holder of any equity interest in, any Member.

                  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

                  "Secretary" shall have the meaning specified in Section 2.1 hereof.

                  "Substituted  Member"  shall  have the  meaning  specified  in
Section 7.1 hereof.

                  "Supermajority Vote" shall mean the affirmative vote of all members of the Company Committee.

                  "Transfer" shall have the meaning specified in Section 7.1 hereof.


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

                  "WCS Auction" shall mean the auction to be conducted by the FCC (scheduled to begin April 15, 1997) with respect to WCS Licenses for the operation of WCS Systems utilizing the 2.3 GHz band frequencies.

                  "WCS   Licenses"   shall  mean  the   licenses,   permits  and
authorizations issued by the FCC for the operation of WCS Systems utilizing the frequencies subject to the WCS Auction.

                  "WCS Service" shall mean the provision of any wireless communication service by a WCS System, including the resale of such services.

                  "WCS Systems" shall mean wireless communication systems authorized under the FCC Rules for wireless communications services in Part 27 of the FCC Rules, including the network, marketing, distribution, sale, customer interface and operations functions relating thereto, or any business or enterprise which resells WCS Services.

2.       FORMATION OF COMPANY

         2.1      Formation.

The Company has been formed under the Delaware Act, and a Certificate of Formation of the Company (the "Certificate") to such effect was filed on behalf of the Company in the Office of the Secretary of State of the State of Delaware (the "Secretary"). The Members hereby agree to operate the Company pursuant to the terms of this Agreement.

         2.2      Name.

The name of the Company is "Bal/Rivgam L.L.C."

         2.3      Purpose.

The purpose of the Company is to (i) participate in the WCS Auction, (ii) acquire in the WCS Auction, hold title to, and maintain WCS Licenses and any other licenses, authorizations and permits necessary for the operation of WCS Systems pursuant to WCS Licenses, (iii) design, construct and develop WCS Systems for which the Company obtains WCS Licenses in the WCS Auction, (iv) acquire, own, lease, operate, manage and maintain such WCS Systems, (v) provide such services as may from time to time be offered utilizing the frequencies allocated by the FCC for such WCS Systems, (vi) make and prosecute applications for, and renewals of, such WCS Licenses and any other licenses, authorizations and permits necessary for the operation of such WCS Systems and (vii) as the licensee of such WCS Systems, otherwise engage in the business of providing WCS Services (the "Company Business"). In order to carry out such purpose, the Company is authorized to:



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                  (i) acquire, own, lease, transfer, sell or dispose of property
         necessary  or  useful  for  the  design,   construction,   maintenance,
         operation, development and management of such WCS Systems and the provision of WCS Services;

                  (ii) borrow or raise money, issue evidences of indebtedness and obtain, renew and dispose of letters of credit;

                  (iii) lend money;

                  (iv) enter into, execute, deliver and perform contracts and agreements;

                  (v) bring and defend actions at law or in equity;

                  (vi) purchase, cancel or otherwise retire or dispose of the interest of any Member in the Partnership in accordance with the terms hereof;

                  (vii)   engage   personnel,   officers,   employees,   agents,
         independent contractors, advisors, attorneys and consultants;

                  (viii)  do any and all  other  acts and  things  which  may be
         necessary  or  convenient   to  carry  out  the  Company   Business  as
         contemplated by this Agreement;

                  (ix) engage in any business other than the Company Business as authorized by the Company Committee in accordance with section 6.2 hereof; and

                  (x) take any other action permissible under the Delaware Act in connection with the Company Business or any other business authorized by the Company Committee in accordance with Section 6.2 hereof.

         2.4      Title to Property.

No real or personal property of the Company shall be deemed to be owned by any Member individually, but shall be owned by, and title shall be vested solely in, the Company.

         2.5      Principal Place of Business.

The Company shall maintain an office and principal place of business at c/o James Balitsos, 19 Spectacle Lane, Walton, Connecticut, 06897, or at such other place or places as the Managing Member may, from time to time, decide.

         2.6      Registered Office and Registered Agent.



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

The "Registered Office" and the "Registered Agent" of the Company shall be as set forth in the Certificate, or most recent amendment thereto, that has been filed with the Secretary. The Company designates the Registered Agent as its Registered Agent and attorney upon whom any process, notice or demand which arises out of the conduct of the Company affairs and which is required or permitted by law to be served upon the Company may be served.

3.       TERM.

                  The Company term shall expire on December 31, 2044, unless terminated earlier pursuant to Section 9.

4.       CAPITAL CONTRIBUTIONS: CAPITAL ACCOUNTS; ALLOCATIONS.

         4.1      Capital Contributions.

                  (a) The aggregate capital contribution made to the Company by each Member at any given time during the term of the Company shall be set forth in the Company's books and records. The initial capital contributions of the Members are set forth on Schedule A hereto (the "Initial Capital Contributions").

                  (b) From time to time the Members shall make capital contributions in addition to the Initial Capital Contributions (the "Additional Capital Contributions") in cash to the Company in such amounts as are determined by the Company Committee in accordance with Section 6.2 hereof. If the Company Committee requires the Members to make Additional Capital Contributions, each Member shall promptly make a capital contribution in cash in an amount equal to
(x) the total amount of Additional Capital Contributions to be made by all Members as determined by the Company Committee in accordance with Section 6.2 hereof, multiplied by, (y) such Member's Percentage Interest.

         4.2      Capital Accounts.

                  (a) There shall be established for each Member on the books of the Company a capital account (the "Capital Account") reflecting the difference between (i) the sum of (w) such Member's capital contributions and (x) such Member's share of Profits and items of income and gain specially allocated to such Member, minus (ii) the sum of (y) such Member's share of Losses and items of loss and deduction specially allocated to such Member, and (z) any distributions to such member.

                  (b) Notwithstanding any other provision in this Section 4.2 or elsewhere in this Agreement, each Member's Capital Account shall be maintained and adjusted in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations thereunder ("Regulations"), including Regulations Sections 1.704-l(b) and 1.704-2. It is intended that appropriate adjustments shall thereby be made to Capital Accounts to give effect to any income,


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

gain, loss or deduction (or items thereof) that is allocated pursuant to this Agreement. Each Member's Capital Account shall include that of any predecessor holders of the Company interest of such Member. In the event that the Company Committee shall determine that it is prudent to modify the manner in which Capital Accounts, or any additions or subtractions thereto (including, without limitation, adjustments relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members), are computed in order to comply with such Regulations, the Company Committee shall be entitled to make such modifications, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Section
9.2 upon dissolution of the Company. The Company Committee shall also make (a) any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with regulations Section 1.704-l(b)(2)(iv)(q), and (b) any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-l(b) or Section 1.704-2.

                  (c) The Company Committee may in its discretion increase or decrease the Capital Accounts of the Members to reflect a revaluation of Company property on the Company Committees' books and records, but only in accordance with the rules set forth in Regulations Section 1.7041(b)(2)(iv)(f). Following any such revaluation, the Members' Capital Accounts shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization, and gain or loss as computed for book purposes with respect to such property.

         4.3      Timing and Amount of Allocations of Profits and Losses.

Profits and Losses of the Company shall be determined and allocated with respect to each fiscal year of the Company as of the end of each such year. Subject to the other provisions of this Agreement, an allocation to a Member of a share of Profits or Losses shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Profits or Losses.

         4.4      Allocations.

                  (a) Except as otherwise provided in this Section 4, all Profits and Losses of the Company shall be allocated among the Members as follows:

                       (1) All items of deduction in respect of interest expense and commitment fees incurred by the Company pursuant to the Initial Member Loan Agreement shall be allocated ninety-nine percent (99%) to Rivgam (or its successor) and one percent (1%) to the other Members.

                       (2) All Profits of the Company shall be allocated ninety-nine percent (99%) to the Rivgam (or its successor) and one percent (1%) to the other Members until the aggregate amount of all Profits allocated to Rivgam (and its successors) and the other Members


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

pursuant to this Section 4.4(a)(2) equal the aggregate amount of all items of deduction allocated to Rivgam (and its successors) and the other Members pursuant to Section 4.4(a)(1).

                       (3) Except as otherwise provided in Section 4.4(a)(1) and
Section 4.4(a)(2), all Profits and Losses of the Company shall be allocated to the Members in proportion to their respective Percentage Interests.

                  (b)  Notwithstanding Sections 4.3 and 4.4(a):

                       (1) If there is a net decrease in Company Minimum Gain or Member Minimum Gain during any fiscal year, the Members shall be allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Regulations Section 1.704-2(f) or Section 1.704-2(i)(4), as applicable.

                       (2) Any Nonrecourse Deductions for any fiscal year shall be allocated to the Members in proportion to their respective Percentage Interests. Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

                       (3) Items of Members' income and gain shall be allocated to the Members in accordance with the "qualified income offset" requirements of Regulations Section 1.704-1(b)(2) (ii)(d).

                       (4) To the extent any allocation of losses would cause or increase an Adjusted Capital Account Deficit as to any Member, such allocation of losses shall be reallocated among the other Members in proportion to their respective Percentage Interests, but in a manner that will not produce an Adjusted Capital Account Deficit as to any other Member.

                       (5) The allocations set forth in Sections 4.4(b)(1) through (4) above and Section 4.4(d) below (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Section 1.704-l(b) and 1.704-2. Notwithstanding the provisions of Section 4.4(a), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

                  (c) For any fiscal year during which a Member's interest is assigned by such Member (or by an assignee or successor in interest to a Member), the portion of the Profits or Losses of the Company that is allocable in respect of such Member's interest shall be apportioned between the assignor and the assignee on any basis selected by the Company Committee, provided such basis is permitted by Section 706(d)(2) of the Code.


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

                  (d) Except as otherwise  required by Section 4.4(b)(1) through
(4), but notwithstanding the other foregoing provisions of this Section 4, the Managing Member's interest in each item of Company income, gain, loss, deduction or credit shall equal at least one percent (1%) of each of those items at all times during the existence of the Company.

                  (e)  Tax Allocations.

                       (1) Except as otherwise provided in this Section 4.4(e), each item of income, gain, loss and deduction shall be allocated for income tax purposes among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 4.

                       (2)  Notwithstanding  the  foregoing  provisions  of this
Section 4, income, gain, loss and deduction with respect to property contributed to the Company by a Member shall be allocated among the Members, pursuant to Regulations promulgated under Section 704(c) of the Code, so as to take account of the variation, if any, between the adjusted basis of such property to the Company and its value at the time of contribution. The Company shall account for such variation under any method approved under Section 704(c) of the Code and the applicable Regulations as chosen by the Company Committee. In the event the value of any Company asset is adjusted pursuant to Section 4.2(c), subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset for federal income tax purposes and its value in the same manner as under
Section 704(c) of the Code and the applicable Regulations, consistent with the requirements of Regulations Section 1.704-1 (b)(2)(iv)(g), using any method approved under Section 704(c) of the Code and the applicable Regulations, as chosen by the Company Committee. Allocations pursuant to this Section 4.4(e) are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other tax items or distributions pursuant to any provision of this Agreement.

         4.5      No Rights of Withdrawal.

No Member shall have the right to withdraw or demand distribution of any portion of his capital contributions or Capital Account, except in those cases where distributions are required pursuant to this Agreement.

5.       DISTRIBUTIONS.

All distributions of Company assets to be made to the Members prior to and otherwise not in conjunction with the final liquidation of the Company in accordance with Section 9 shall be made to the Members only at such times as the Company Committee shall determine in accordance with Section 6.2 hereof and such distributions shall be made in proportion to each Member's Percentage Interest. The Company Committee may withhold from any distributions to the Members the amount(s) required to satisfy the present and future cash needs of the Company, as determined by


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

the Company Committee. No right is given to any member to demand and receive property other than cash. The Company Committee may authorize the Company to make a distribution in kind to the Members of Company assets other than cash (including, without limitation, the Company Business or any securities or assets received with respect thereto).

6.       MANAGEMENT.

         6.1      General.

Except for matters with respect to which authority is granted to the Company Committee as set forth in Section 6.2 hereof, the Managing Member shall manage the business and affairs of the Company. The Managing Member shall devote to the Company such time as the Managing Member deems necessary for the proper performance of its duties under this Agreement. The Managing Member and the officers of the Company, acting at the direction of the Company Committee, shall act on behalf of the Company on all matters relating to the Company Business.

         6.2      The Company Committee.

                  (a) The Company shall establish a committee of the Company (the "Company Committee"), which shall consist of one individual appointed by the Managing Member who shall have two votes on all matters coming before the Company Committee and one individual appointed by the Member(s), other than the Managing Member, who shall have one vote on all matters coming before the Company Committee. The Managing Member and such other Member(s) may designate their appointees to the Company Committee, and may designate individuals to replace such appointees, by giving written notice to each Member of such designation. The member of the Company Committee appointed by the Managing Member shall serve as Chairman of the Company Committee. Each Member of the Company Committee shall serve on the Company Committee until his or her successor is appointed or until his or her death, resignation or removal.

                  (b) The Company Committee shall hold regular meetings (at least quarterly) at such time and place as shall be determined by the Company Committee (or by the Chairman of the Company Committee) and special meetings at such time and place as shall be determined by the Managing Member or Rivgam (or its successor). The Company Committee meetings may be held in person or by telephonic conference call, and any action required or permitted to be taken by the Company Committee may be taken without a meeting by unanimous written consent of the Members of the Company Committee. Any member of the Company Committee may designate an alternate (who meets the qualifications to be a member of the Company Committee) to attend a meeting of the Company Committee and to exercise all functions of such member of the Company Committee at such meeting by giving written notice to the Chairman of the Company Committee. Written notice of each meeting of the Company Committee shall be given to each member of the Company Committee at least five (5) business days prior to such meeting; provided that members of the Company Committee may waive such notice requirement. The members of the Company Committee shall receive such reports and other information from the Managing Member and the officers of the

Company as any member of the Company Committee may request. Except with respect to actions requiring a Supermajority Vote as specified in Section 6.2(c), any action required or permitted to be taken by the Company Committee shall be taken by Majority Vote.

                  (c) Notwithstanding the authority of the Managing Member to manage the business and affairs of the Company, the Company Committee shall have full power and authority with respect to the following matters:

                  (i) the conduct of any business by the Company other than the Company Business;

                  (ii) the determination to request or accept additional Capital Contributions by any Member;

                  (iii) subject to the authority of the Managing Member to withhold its consent, in its sole and absolute discretion to the admission of any Substituted Member, the admission of any Substituted Member in accordance with Section 7. l(b) hereof;

                  (iv) the admission of any Additional Member in accordance with
         Section 7.09 hereof;

                  (v) the merger, consolidation or combination of the Company with any other Person or the sale of all or substantially all of the Company's assets or properties;

                  (vi) the commencement of any voluntary case or other proceeding seeking or consenting to (A) the liquidation, dissolution, reorganization or other relief with respect to the Company or its assets, liabilities or obligations under any bankruptcy, insolvency or other similar law affecting the enforcement of creditors' rights generally, (B) the appointment of a trustee, receiver, liquidator, custodian or similar official of the Company or any substantial portion of its assets or (C) any assignment of any material portion of the Company's assets for the benefit of its creditors;

                  (vii) the adoption of any annual or other business plan or budget of the Company or any amendment thereto;

                  (viii) unless otherwise described in an approved business plan or budget for the year (or any approved amendment thereto), (a) the acquisition, sale, lease, exchange, transfer, mortgage, pledge, license or disposition of assets or property by the Company other than in the ordinary course of business, (b) any capital expenditure, investment or capital contribution by the Company, or by any committee of the Company to make any capital expenditure, investment or capital contribution,
         (c) any loan to, indemnification of, or guarantee of the obligation of, any Person by the partnership, or the forgiveness of any loan or other liability of any Person to the Company involving obligations owing to the Company in an amount in excess of $50,000, and (d) any agreement, contract or lease that is entered into other than in the ordinary course of business or that involves the furnishing or receipt of consideration to or by the Company with a value in excess of $100,000;

                  (ix) the incurrence by the Company of indebtedness for borrowed money, or any refinancing, modification or extension thereof;

                  (x) the distribution of any assets or property of the Company to its Members or the redemption, repurchase or retirement for value of any interest of any Member in the Company;

                  (xi) the appointment or removal of any executive officer of the Company or any employee of the Company with a base salary equal to or greater than $80,000;

                  (xii) the execution, delivery or performance by the Company of
         (A) any Affiliation Agreement, and (B) any joint venture, partnership or other similar agreement;

                  (xiii)   any Related Party Transaction;

                  (xiv) review and approval of quarterly and annual financial statements of the Company;

                  (xv) a determination to surrender or not to seek renewal of any WCS License held by the Company or the agreement of the Company to any material modification to any WCS License held by the Company;

                  (xvi) the commencement of any action, litigation, suit or proceeding (a "Proceeding") by, or the settlement of any Proceeding instituted against, the Company involving a claim for damages in excess of $50,000 or seeking any significant non-monetary relief; and

                  (xvii) any other action which, in the Managing Member's good faith opinion, would materially impact the performance, financial condition or prospect of the Company or its business.

                  (d) Notwithstanding the authority of the Managing Member to manage the business and affairs of the Company, the Company shall not take any of the following actions unless such action has been authorized by a Supermajority Vote of the members of the Company Committee:

                  (i) the conduct by the Company of any business other than the Company Business;

                  (ii) the determination to request or accept Additional Capital Contributions by the Members;

                  (iii) subject to the authority of the Managing Member to withhold its consent, in its sole and absolute discretion, to the admission of any Substituted Member, the admission of any Substituted Member in accordance with Section 7.1 (b)hereof;

                  (iv) the admission of any Additional Member in accordance with
         Section 7.09 hereof;

                  (v) the merger, consolidation or combination of the Company with any other Person or the sale of all or substantially all of the Company's assets or properties;

                  (vi) the commencement of any voluntary case or other proceeding seeking or consenting to (A) the liquidation, dissolution, reorganization or other relief with respect to the Company or its assets, liabilities or obligations under any bankruptcy, insolvency or other similar law affecting the enforcement of creditors' rights generally, (B) the appointment of a trustee, receiver, liquidator, custodian or similar official of the Company or any substantial portion of its assets or (C) any assignment of any material portion of the Company's assets for the benefit of its creditors;

                  (vii) the incurrence by the Company of indebtedness for borrowed money in excess of $100,000, or any refinancing, modification or extension thereof by the Company; provided, however, that a Supermajority Vote shall not be required to refinance, and simultaneously pay off in full all amounts due under the Initial Member Loan Agreement, if Lender declares the Loan to be due and payable prior to the Maturity Date other than for a cause within the control of the Managing Member, the terms "Loan," "Lender" and "Maturity Date" being defined in this provision as in the Initial Member Loan Agreement;

                  (viii) any loan to, indemnification of, or guarantee of the obligations of, any other Person involving obligations in excess of $100,000, or the forgiveness of any loan or other liability of any Person to the Company involving obligations owing to the Company in an amount in excess of $100,000;

                  (ix) the distribution by the Company to its Members of any asset of the Company (i) otherwise than in cash or (ii) in any fiscal year in excess of $10,000, or any redemption, repurchase or retirement for value of any interest of any Member in the Company;

                  (x) the  execution,  delivery or performance by the Company of
         (A) any Affiliation Agreement, (B) any joint venture, partnership or similar agreement, or (C) the acquisition, sale or lease of any property involving a consideration in excess of $100,000;

                  (xi) any Related Party Transaction (whether constituting one transaction or a series of related transactions) involving consideration in excess of $10,000 individually or $50,000 in the aggregate for all Related Party Transactions;

                  (xii) the payment by the Company to any officer or employee of the Company of compensation in any year in an amount in excess of $80,000;

                  (xiii) a determination to transfer, surrender or not to seek renewal of any WCS License held by the Company or the agreement of the Company to any material modification to any WCS License held by the Company; and

                  (xiv) the settlement of any Proceeding against the Company involving a claim for damages in excess of $100,000 or any significant non-monetary relief.

         6.3      [Reserved]

         6.4      WCS Auction Process.

During the WCS Auction, the Managing Member (or its designee), on behalf of the Company, shall, with the approval of all Members, bid for WCS Licenses. The Company shall not submit any bid for any WCS License without approval of all Members. If for any reason any of the benefits (including without limitation bidding credits) available to a "very small business" as provided in the FCC Rules as of the date of this Agreement shall cease to be available to the Company, the decision to continue in the WCS Auction process or to acquire any WCS Licenses won in the WCS Auction shall require the approval of all Members.

         6.5      Liability of Managing Member.

The Managing Member shall not be liable, responsible or accountable to the Company or any Member for any act or omission on behalf of the Company performed or omitted by him in good faith and in a manner reasonably believed by him to be within the scope of the authority granted to him by this Agreement and in the best interests of the Company, provided that he was not guilty of gross negligence, willful misconduct or any other breach of its fiduciary duty with respect to such acts or omissions. Any loss, damage or expense incurred by the Managing Member by reason of any act or omission so performed or omitted by it (and not involving gross negligence, willful misconduct or breach of fiduciary duty) shall be paid by the Company to the extent assets are available, but the other Members shall not have any personal liability to the Managing Member or the Company on account of such loss or damage.

         6.6      Limited Liability of Other Members.

Neither any Member nor its Company Committee appointee shall be liable for any losses, debts, liabilities, contracts or other obligations of the Company except to the extent required under any non- waivable provision of the Delaware Act or other applicable law.

         6.7      Other Activities of Members.

Any Member may engage independently or with others in other business ventures of every nature and description. Neither the Company nor any other Member shall have any rights or obligations in and to such independent ventures or the income or profits derived therefrom. Notwithstanding the foregoing, (a) neither the Managing Member nor any member of the Company Committee shall engage in any independent business or activity if such participation in such business or activity would (i) materially impair the Managing Member's ability to perform its duties under this Agreement or (ii) have a material adverse effect on the ability of the Company to comply with the applicable law (including, without limitation, the Communications Act and the FCC Rules). It is expressly recognized that Rivgam was named the winning bidder on certain personal communications services licenses in the personal communications services auctions, and that those relationships could cause conflicts of interests either with respect to bidding in the WCS Auction, in the development of any WCS Licenses won or otherwise. The Members, on behalf of themselves and any and all shareholders, partners, members and other investors therein, hereby waive any rights which any of them may have with respect to any such conflicts of interests, including without limitation any breaches of any fiduciary or similar duties.

         6.8      Company Officers and Employees.

The Managing Member shall appoint (with the approval of the Company Committee by Majority Vote) a President of the Company and such other officers of the Company as the Managing Member shall deem necessary or advisable to manage the day-to-day business affairs of the Company. The Managing Member may employ, on behalf of the Company, such other persons, firms, corporations or consultants (including employees and accountants and attorneys) as it deems advisable for the conduct of the business of the Company on such terms and for such compensation as the Company may determine, which compensation shall be paid by the Company, subject to the necessity of obtaining authorization of the Company Committee to the extent provided in Section 6.2 and subject to the provisions of the Expenses Agreement.

         6.9      Expenses Agreement.

Reference is made to the Expenses Agreement which shall govern expenses incurred through the date of execution of an Affiliation Agreement and shall supersede any contrary provision of this Agreement.

7.       TRANSFER OF COMPANY INTERESTS; SUBSTITUTE AND ADDITIONAL
         MEMBERS.

         7.1      Restrictions on Transfer of Interest.

                  No Member may assign, sell, transfer, pledge, hypothecate or grant a security interest in, or otherwise dispose of (any such transaction being referred to as a "Transfer"), all or any portion of its interest in the Company except in compliance with this Article 7 and the requirements of applicable law.

         7.2      Transfer of Interests by Members.

Subject to compliance with Sections 7.6 and 7.7 hereof, Rivgam Company and any other Member other than the Managing Member, may Transfer all or any portion of its interest in the Company.

         7.3      Transfer of Interests by the Managing Member.

The Managing Member may not Transfer any portion of the interest of the Managing Member in the Company without the unanimous written consent of all Members which consent may be granted or withheld by any Member in the sole and absolute discretion of such member.

         7.4      [Reserved].

         7.5      Invalid Transfers Void.

Any purported Transfer of any interest in the Company or any part thereof not in compliance with this Article 7 shall be null and void and of no force and effect, and the transferring Member shall be liable to the other Members and the Company for all Costs arising from and relating to such noncomplying Transfer.

         7.6      Documentation.

The Company shall not recognize for any purpose any purported admission of a Member unless and until the provisions of this Article 7 shall have been satisfied or waived and there shall have been delivered to the Company Committee a dated notification of such Transfer:

                  (a) executed and acknowledged by both the Member effecting such Transfer and the Person to be admitted;

                  (b) including the notice address of and the written acceptance by the Person to be admitted of all the terms and provisions of this Agreement and an agreement by such Person to perform and discharge timely all of the obligations and liabilities in respect of the interest being obtained;

                  (c) setting forth the Capital Accounts of the Member effecting such Transfer and the Person to be admitted after such admission (which together shall be no greater than the Capital Accounts of the Member affecting such Transfer prior thereto); and

                  (d) containing a representation and warranty that such Transfer was made in accordance with all applicable laws and regulations and a representation and warranty by the Person to be admitted that the representations, warranties and agreements set forth herein are true and correct and in force with respect to such Person.

Each such Transfer and admission shall be effective as of the first day of the calendar month immediately succeeding the month in which the Company Committee shall receive such notification of Transfer and the other requirements of this
Article 7 shall have been met.

         7.7      Legality.

Notwithstanding any provision of this Agreement to the contrary, no Transfer of an interest in the Company or distributions therefrom or admission of a Person to the Company shall be effective unless:

                  (a) either (i) the interest in the Company or distributions therefrom subject to such Transfer or admission shall have been registered under the Securities Act, and any applicable state securities laws or (ii) the Company shall have received a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Company Committee to the effect that such Transfer or admission is exempt from registration under such laws, and

                  (b) the Company shall have received a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Company Committee to the effect that such Transfer or admission would not (i) subject the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisers Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended from time to time, (ii) jeopardize the Company's ability to comply with the Communications Act and the FCC Rules; (iii) jeopardize the ability of the Company to comply with any other applicable law, or (iv) violate any applicable law.

The Company Committee may waive any of the foregoing if the Company Committee determines by Supermajority Vote, that such waiver would not result in any material adverse consequences to the Company or any Member.

         7.8      Costs.

All costs (including, without limitation, the reasonable legal fees incurred in connection with the obtaining of the legal opinions referred to in Section 7.7) incurred by the Company in connection with any Transfer or admission of a Person to the Company (other than admissions contemplated by Section 7.09) shall be borne and paid by the Member effecting such Transfer within 10 days after the receipt by such Member of the Company's invoice for the amount due.

         7.9      Additional Members.

Additional Persons (other than a transferee of an existing interest in the Company as to which Section 7.1 applies) may be admitted to the Company as Members (such Persons being referred to as "Additional Members") with the prior authorization of the Company Committee by Supermajority Vote and additional contributions of capital to the Company may be made at any time by existing Members on such terms and conditions as may be determined in good faith by the Company Committee by Supermajority Vote at the time of such issuance; provided, however, that no such admission or issuance would affect the Company's ability to comply with any applicable statutes or regulations (including, without limitation, the Communications Act and the FCC Rules).

         7.10     Interests in a Member.

No Member shall cause or permit an interest, direct or indirect, in itself to be Transferred such that, on account of such Transfer, (i) the Company would be considered to have terminated within the meaning of Section 708 of the Code,
(ii) the Company would cease to be classified as a partnership for federal income tax purposes, or (iii) the Company's ability to comply with any applicable law (including, without limitation, the Communications Act and the FCC Rules) would be affected adversely.

8.       BOOKS OF ACCOUNT.

         8.1      General.

Full and accurate books of account in accordance with generally accepted accounting principles, in which shall be entered each and every transaction of the Company, shall be kept by the Company at the office and principal place of business of the Company (or at such other place as the Managing Member shall advise the Members in writing), and such books shall at all times be open to the inspection of the Members. A report prepared at the direction of the Managing Member showing the financial condition of the Company at the end of each fiscal year of the Company and the results of its operations for the fiscal year shall be mailed to each Member within 90 days after the end of the fiscal year. This report shall set forth in detail the transactions effected by the Company during the fiscal year. In addition, within 90 days after the end of each calendar year, the Managing Member shall cause to be sent to each person who was a Member or permitted assignee at any time during such calendar year such tax information as shall be necessary for the preparation by such Member or permitted assignee of its Federal income tax return and other tax returns.

         8.2      Fiscal Year.

Except as otherwise required by the Code, the fiscal year of the Company shall be the calendar year.

9.       DISSOLUTION AND TERMINATION OF THE COMPANY.

         9.1      Events of Dissolution.

The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

                  (i) the  expiration  of the term of the Company  specified  in
         Section 3 hereof;

                  (ii) the unanimous written consent of all Members to the dissolution of the Company;

                  (iii) if, after conclusion of the WCS Auction, the Company shall not have been awarded any WCS License;

                  (iv) if the WCS Auction has not commenced on or before June 1, 1997;

                  (v) if, at any time during the term of the Company, (A) all WCS Licenses granted to the Company are either transferred by the Company or revoked and (B) the Company Committee shall not have authorized the Company, by a Supermajority Vote, to conduct any business other than the Company Business;

                  (vi)     judicial dissolution;

                  (vii) the transfer, sale or distribution to the Members of all or substantially all of the assets of the Company; or

                  (viii) the Incapacity of any Member unless a Majority of Remaining Members votes to continue the Company within ninety (90) days following the occurrence of any such Incapacity, provided that, the provisions of this Paragraph 9.1 (viii) shall cease to apply upon the written determination of Managing Member that such provisions are no longer necessary to cause the Company to be treated as a partnership for applicable state income tax purposes.

                  Without the unanimous written consent of the Members, each Member agrees not to withdraw as a Member of the Company or take any action that would otherwise result in an event of withdrawal (within the meaning of the Delaware Act) of such Member from the Company or result in the dissolution of the Company (other than pursuant to Section 9.(a)(i), through (v)).

         9.2      Distribution of Company Assets.

Upon the dissolution of the Company in accordance with Section 9.1, the Managing Member shall act as liquidator (unless there is no Managing Member at such time, in which case the Members shall select, by vote of a majority in Percentage Interest, a person (which may include any Member) to act as liquidator) of the Company's assets. After paying the Company's outstanding liabilities to creditors in the order of priority as provided by law (or the provision of adequate reserves therefor), the liquidator shall distribute to each Member an amount equal to the positive balance in its Capital Account (determined after taking into account all Capital Account adjustments for the Company's fiscal year during which such liquidating distributions are made) in assets of the Company and/or in cash, as the Company Committee by Supermajority Vote shall determine in its sole and absolute discretion. All liquidating distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, within 90 days after the date of such liquidation).

         9.3      Return  of  Capital   Contributions   upon   Termination   and
                  Dissolution of the Company

Each Member agrees that the liability of the Company to him for the return of his capital contributions is limited to the Company assets. In the event of an insufficiency of Company assets to return to a Member the full amount of his capital contributions, the Member hereby waives any and all claims whatsoever which he might otherwise have against the Company. No Member shall have an obligation to contribute to the Company the deficit balance, if any, in such Member's Capital Account upon the dissolution of the Company.

         9.4      Distributions of Property.

Distributions of Company assets other than cash pursuant to Section 4 or Section
9.2 shall be treated as a distribution of cash equal to the gross fair market value of the property as of the date of distribution, less any liabilities to which the property is subject or which the distributee Member assumes upon distribution. Upon any distribution of assets other than cash pursuant to
Section 4 or this Section 9.4, the Members' Capital Accounts will be adjusted as required by Treasury Regulation Section 1.7.4.1(b)(2)(iv)(e), and as provided in
Section 4.2(c) if the Company Committee by Supermajority Vote reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Partnership.

10.      POWER OF ATTORNEY.

         10.1     General.

Each of the Members irrevocably constitutes and appoints the Managing Member (and each successor Managing Member, if any) his true and lawful attorney, in his name, place and stead, to make, execute, acknowledge and/or file:

                  (a) a Certificate of Formation under the Delaware Act, and any required amendments thereto;

                  (b) all documents and instruments which may be deemed necessary or desirable to effect the winding-up and termination of the Company (including, but not limited to, a certificate of cancellation of the Certificate and all amendments thereto);

                  (c) any documents which may be required to effect transfers of Company interests;

                  (d) any business certificate, fictitious name certificate, amendment thereto or other instrument or document of any kind necessary or, in the opinion of the Managing Member, advisable to accomplish the purpose of the Company or required by applicable federal, state or local law.

         10.2     Survival of Power of Attorney.

The power of attorney set forth in Section 10.1 shall survive any assignment or other transfer (voluntary or involuntary) by a Member of the whole or any part of his interest in the Company.

11.      REPRESENTATIONS AND WARRANTIES OF MANAGING MEMBER.

                  The Managing Member hereby represents and warrants to the Members as follows:

         11.1     Organization.

The Managing Member has full power and authority to enter into and perform its obligations under this Agreement.

         11.2     Authorization.

This Agreement has been duly executed and delivered by the Managing Member and constitutes the legal, valid and binding obligation of the Managing Member, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

         11.3     No Conflict.

The execution, delivery and performance of this Agreement by the Managing Member, and the compliance with the terms and conditions hereof by the Managing Member, does not, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms or conditions of, constitute a default under, or violate this Agreement, any agreement to which the Managing


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
Member is a party, or any judgment, decree, order, law, rule or regulation applicable to the Managing Member.

         11.4     Litigation.

There is no judgment, award, order, writ, injunction, arbitration decision or decree outstanding or any litigation, proceeding, claim or investigation pending or, to the best knowledge of the Managing Member, threatened against the Managing Member or any of its partners which may adversely effect (i) the ability of the Managing Member to enter into and perform its obligations under this Agreement or (ii) the ability of the Company to bid for, obtain, or hold any WCS License.

         11.5     [Reserved]

         11.6     U.S. Citizen.

The Managing Member is a citizen of the United States.

         11.7     Financial Qualification of the Managing Member.

The average annual Gross Revenues of the Managing Member, together with the average annual Gross Revenues of all of its Affiliates, for each of the preceding three fiscal years prior to January 1, 1997 (and each ofthe immediately preceding calendar years, if different) are less than $15,000,000.

12.      REPRESENTATIONS AND WARRANTIES OF RIVGAM.

Rivgam hereby represents and warrants to the Members as follows:

         12.1     Organization.

Such Member has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of formation, is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification and has the requisite power and authority to conduct its business and to enter into and perform its obligations under this Agreement. Unless disclosed in writing to the Managing Member, such Member is not a non-resident alien for federal income tax purposes.

         12.2     Authorization.

The execution, delivery and performance of this Agreement by Rivgam has been duly authorized by all necessary action on the part of Rivgam. This Agreement has been duly executed and delivered by Rivgam and constitutes the legal, valid and binding obligation of Rivgam, enforceable against Rivgam in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

         12.3     No Conflict.

The execution, delivery and performance of this Agreement by Rivgam, and the compliance with the terms and conditions hereof by Rivgam, does not, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms or conditions of, constitute a default under, or violate the organizational documents of Rivgam, any agreement to which Rivgam is a party, or any judgment, decree, order, law, rule or regulation applicable to Rivgam.

         12.4     Litigation.

There is no unsatisfied judgment, award, order, writ, injunction, arbitration decision or decree outstanding or any litigation, proceeding, claim or investigation pending or, to the best knowledge of Rivgam, threatened against Rivgam which may adversely affect the ability of Rivgam to enter into and perform its obligations under this Agreement.

         12.5     Investment Interest: Nature of Investment.

Rivgam is acquiring its interest in the Company for its own account and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act or any applicable state securities laws. Rivgam is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act and understands that interests in the Company may not be transferred absent compliance with the registration requirements of the Securities Act and applicable state securities laws or pursuant to an exemption therefrom and otherwise in compliance with the terms of this Agreement.

13.      INDEMNIFICATION.

         13.1 Indemnification of Members by the Managing Member.

The Managing Member hereby agrees to indemnify and hold harmless each Member, its Affiliates, employees, successors and assigns from and against and in respect of, and to reimburse them for, any and all losses, costs, liabilities, claims, obligations and expenses, including, without limitation, reasonable fees and disbursements of counsel (together "Losses"), incurred or suffered by such Member and arising from (i) the breach of any representation or warranty of the Managing Member set forth herein, or (ii) any breach, violation or failure to perform any agreement, covenant or obligation of the Managing Member set forth herein; provided, however, that the Managing Member shall not be obligated to provide such indemnity to the extent that such breach, violation or failure to perform related to the management of the business and affairs of the Company (other than as provided Sections 6.2 and 6.4 hereof) and either (a) the Managing Member was not guilty of gross negligence, willful misconduct or any other breach of its fiduciary duty, or (b) the funds available to the Company to pay or reimburse the Managing Member for the costs of the performance of such agreement, covenant or obligation of the Managing Member were insufficient to pay or reimburse the Managing Member for full amount of such costs.

         13.2     Indemnification of Managing Member by Rivgam.

Rivgam hereby agrees to indemnify and hold harmless the Managing Member, its Affiliates, employees, successors and assigns from and against any and all Losses incurred or suffered by the Managing Member and arising from (i) the breach by Rivgam of any representation or warranty of Rivgam set forth herein, or (ii) any breach, violation or failure to perform any covenant, agreement or obligation of Rivgam set forth herein.

         13.3     Indemnification of Member.

                  (a) The Company shall indemnify and hold harmless any Member, and their respective directors, officers, employees, agents, shareholders, Company Committee appointees, and Controlling Persons, from and against any and all Losses incurred or suffered by reason of any act performed or omitted to be performed by the Company, any Member or their respective directors, officers, employees, agents, shareholders, Company Committee appointees, or Controlling Persons in connection with the business or affairs of the Company or by reason of the Member's status as the Member of the Company or such appointee's status as a member of the Company Committee, as the case may be, including reasonable attomeys' fees in connection with the defense of any action based on any such act or omission, which attorney's fees shall be paid as incurred, including all such liabilities under federal and sate securities laws (including the Securities Act ) to the extent permitted by law.

                  (b)  Notwithstanding  the  provisions  of  clause  (a) of this
Section 13.3, (i) the indemnification thereunder shall be limited to the assets of the Company, and (ii) no such indemnification shall be provided to the Managing Member if the Managing Member was guilty of gross negligence, willful misconduct or other breach of its fiduciary duty (or in the case of a claim by a Member that the Managing Member has breached its obligations under Sections 6.2 and 6.4 hereof) with respect to the act or omission giving rise to the Loss for which indemnification is sought, as finally determined by a court of competent jurisdiction.

14.      MISCELLANEOUS.

         14.1     Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any otherwise governing principles of conflicts of law.

         14.2     Binding Effect.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, legal representatives, heirs and distributees. Nothing in this Agreement, expressed or implied, is intended or shall be construed to give any person other than the parties to this Agreement (or their respective successors, assigns, legal representatives, heirs and distributees) any legal or equitable right, remedy or claim under or in respect of any agreement or provision contained herein, it being the intention of the parties hereto that this Agreement is for the sole and exclusive benefit of such parties (or such successors, assigns, legal representatives, heirs and distributees) and for the benefit of no other person.

         14.3     Amendment.

                  This Agreement may not be modified or amended at any time except by a writing signed by each Member. The Company Committee may, without the consent of the Members, amend and supplement this Agreement to reflect admissions and withdrawals of Members made in accordance with the provisions of this Agreement.

         14.4     Interpretation.

The use of the neuter herein shall be deemed to include the feminine and masculine genders. The use of either the singular or the plural includes the other unless the context clearly requires otherwise. The headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         14.5     Counterparts.

This Agreement may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth in this Agreement.

                                   James Balitsos


                                   /s/ James Balitsos
                                   ----------------------------------------

                                   RIVGAM COMMUNICATORS, L.L.C.

                                   By: /s/ Stephen G. Bondi
                                       ------------------------------------
                                            Stephen G. Bondi
                                            Authorized Person

                                   SCHEDULE A



                              Percentage Interest   Initial Capital Contribution
James Balitsos                       50.1%                     $25,000
Rivgam Communicators, L.L.C.         49.9%                     $24,900




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